CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Encore Brands, Inc.

We consent to incorporation by reference in this Registration Statement of Encore Brands, Inc., on Form S-8 of our Report of Independent Registered Public Accounting Firm dated April 28, 2010, with respect to the financial statements of Encore Brands, Inc. included in its annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

/s/ LBB & Associates Ltd., LLP

Houston, Texas
January 10, 2011